Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2001 Stock Option Plan, as amended, of our reports dated March 4, 2008 relating to the consolidated financial statements and financial statement schedule and the effectiveness of internal control over financial reporting which appear in VIVUS, Inc. and subsidiaries’ Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ Odenberg, Ullakko, Muranishi & Co. LLP

Odenberg, Ullakko, Muranishi & Co. LLP
San Francisco, California
May 2, 2008